SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 30, 2005

Date of Report (date of earliest event reported)

CUBIC CORPORATION

(Exact name of Registrant as specified in charter)

Delaware	1-8931	95-1678055
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

9333 Balboa Avenue
San Diego, California 92123
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

(a) Transition Protection Plan.

On November 29, 2005 Registrant’s Board of Directors approved the recommendation of its Executive Compensation Committee and adopted a Transition Protection Plan.  The Plan is intended to be made available to certain of its Executive Officers, including some Named Executive Officers, and may be offered to other key personnel who are not Executive Officers.  Typical for agreements of this type, if there is any change of control of Registrant (defined to include the acquisition by an unrelated party of sufficient shares of Registrant to elect a majority of its Board of Directors), and within 24 months thereafter a subject executive’s employment terminates without good cause (as defined), or the executive resigns for good reason (as defined), then Registrant would be obligated for a specified period of time (not exceeding 24 months) following such termination to pay such executive’s monthly compensation based upon a five-year average of annual salary and bonus’, and continue welfare plans in which such executive participated. Miscellaneous additional benefits, including outplacement service, could also be provided.

(b)  2005 Equity Incentive Plan.

On November 29, 2005, Registrant’s Board of Directors approved the 2005 Equity Incentive Plan (the “EIP”), which will replace its 1998 Stock Option Plan.  The EIP is to be submitted for stockholder approval at the next annual meeting of stockholders, to be held in February, 2006.  The Board has set aside 4,500,000 shares of common stock for potential issuance under the EIP (this equates to the pre-split 1,000,000 shares available under the 1998 Plan).  The Board, or a Committee of the Board, determines the persons to whom awards shall be granted, the amount of the award, when, how and what type of award is granted, the price to be paid (if any) for an individual to exercise the right to receive the benefits of an award, the time during which an award may be exercised and, if the award is a stock option, the number of shares of common stock to which an award shall pertain.  The EIP permits Registrant to grant to Named Executive Officers, and others, a variety of equity and equity-tracking awards, including Incentive Stock Options, Non-statutory Stock Options, Performance Cash Awards, Performance Stock Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights and Stock Purchase Awards.  The Board has complete discretion to select participants, which may include officers, directors, employees and consultants of Registrant and its subsidiaries.  No awards have been granted and Registrant does not currently anticipate that awards will be issued in the near term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	November 30, 2005
/s/ W. W. Boyle
W. W. Boyle
Chief Financial Officer